EXHIBIT 99.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q (the "Report") of Advanced Nutraceuticals, Inc. (the "Company") for the quarter ended March 31, 2003, each of the undersigned Gregory Pusey, the President and Chief Executive Officer of the Company, and Jeffrey G. McGonegal, the Senior Vice President-Finance and Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  May 15, 2003     \s\ Gregory Pusey
                         ----------------------------------------------------
                         Gregory Pusey, President and Chief Executive Officer


Dated:  May 15, 2003     \s\ Jeffrey G. McGonegal
                         ----------------------------------------------------
                         Jeffrey G. McGonegal, Senior Vice President-
                         Finance and Chief Financial Officer

                                    * * * * *


A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.